Exhibit 99.1

For Immediate Release

Caliper Life Sciences Reports Third Quarter 2006 Financial Results
- Revenue Growth 24%; Xenogen IVIS Growth 44% -
- Canon Selects Caliper for Diagnostics Platform -

HOPKINTON, Mass., November 9, 2006 — Caliper Life Sciences, Inc. (NASDAQ: CALP), a leading provider of products and services for drug discovery and development, today reported its financial results for the quarter ended September 30, 2006. Total revenues for the quarter were $26.5 million, an increase of 24% from $21.3 million in the same period in 2005. GAAP net loss for the quarter was $13.5 million ($0.33 per share) compared to a GAAP net loss of $3.9 million ($0.13 per share) in the same period in 2005. The results reflect the acquisition of Xenogen Corporation, which closed on August 9, 2006.

In addition to closing the Xenogen acquisition, highlights include:

•                        Successful transition of Xenogen manufacturing operations, and general and administrative functions. Three-fourths of IVIS units shipped post closing were produced in Caliper’s Hopkinton, Massachusetts facility. Three of the four Xenogen facilities in California were closed, transaction processing was shifted to Caliper, and departmental restructurings have largely been completed. Caliper anticipates that these actions will reduce Xenogen’s annual planned spending by over $11 million.

•                        Launch of five products, including the IVIS Spectrum in vivo imaging system with bioluminescence and fluorescence imaging capabilities, the Zephyr automated liquid handling system, Maestro software for Caliper liquid handling systems, the LabChip Desktop Profiler for kinase profiling, and ProfilerPro reagent kits for use with the Desktop Profiler.

•                        Announcement of the collaboration and licensing agreement with Canon U.S Life Sciences, related to Canon’s planned entry into the field of human diagnostics. Caliper’s microfluidics technology is the basis for development of Canon’s platform for genetic diagnostics and screening. The license agreement granting Canon non-exclusive access to Caliper’s microfluidics intellectual property was executed in the second quarter of 2006.

“The Xenogen acquisition transformed Caliper into a company uniquely capable of bridging in vitro and in vivo experimentation to enhance the productivity of drug discovery and development,” said Kevin Hrusovsky, president and CEO of Caliper. “Our new company is off to a great start. Integration is ahead of schedule and we are on track to exceed our cost and revenue synergy goals. IVIS imaging system sales were up by 44% quarter over quarter, and with five new product launches we are well-positioned going into 2007.”

“We were also pleased to report our latest Caliper Driven partnership with Canon U.S. Life Sciences, representing our sixth diagnostics collaboration,” continued Hrusovsky. “Canon selected Caliper microfluidics after much diligence and care, and we view their choice as a significant validation of LabChip technology’s promise for diagnostics.”

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. A reconciliation of Caliper’s GAAP to non-GAAP Statements of Operations is provided at the end of this release under “Adjusted Consolidated Statements of Operations.” Adjusted results of operations exclude stock-based compensation charges and acquisition-related revenue adjustments and expenses, such as amortization of intangibles, in process research and development charges, and restructuring charges and credits. Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of Caliper’s operations and increases the comparability of its current financial statements to prior periods.

Caliper reported adjusted revenue for the third quarter 2006 of $27.4 million, an increase of 28% over the third quarter of 2005, and an adjusted net loss of $6.4 million ($0.16 per share) in comparison with an adjusted net loss of $2.5 million ($0.08 per share) in the third quarter of 2005. Xenogen was the most significant factor both in revenue growth and in increased manufacturing and operating spending. Adjusted gross margins from products and services contracted to 32% from 37% in the third quarter of 2005, primarily caused by low capacity utilization at the Xenogen in vivo services business, which Caliper is addressing. Caliper expects the integration of Xenogen manufacturing operations to yield significant gross margin improvement beginning in the fourth quarter of 2006.

Caliper provided revenue guidance for the fourth quarter of $34 to $38 million, and for the full year of $107 to $111 million.

Caliper will webcast its third quarter results conference call starting at 9:00 a.m. EST today. To listen to the webcast, visit http://www.fulldisclosure.com or the investor relations section of Caliper’s website at www.caliperLS.com. The webcast will be available for replay from November 9 until Caliper’s earnings call for the fourth quarter of 2006. To participate in the conference call via telephone, please dial 866.510.0707 five to ten minutes prior to the call and enter the passcode 26876346. International callers can dial 617.597.5376 and use the same passcode.

A telephone replay will also be available until November 16 by dialing 888.286.8010 and entering the passcode 29811510. International dialers can access the replay by dialing 617.801.6888 and using the same passcode.

About Caliper Life Sciences

Caliper Life Sciences is a leading provider of drug discovery and life sciences research solutions for the pharmaceutical and biotechnology industries. With its acquisitions of NovaScreen Biosciences and Xenogen Corporation, Caliper has positioned itself to transform drug discovery and development through a keen focus on clinically relevant experimentation. Caliper’s products and services, assembled from a leading portfolio of microfluidics, liquid handling, and imaging technologies, span in vitro and in vivo experimentation and address key issues on the critical path of drug discovery and development. More information about Caliper can be found at www.caliperLS.com.

The statements in this press release regarding anticipated financial results of Caliper for the fourth quarter and full fiscal year ending December 31, 2006, and Caliper’s expected annual spending reductions from Xenogen integration activities, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statement as a result of a number of factors, including the risk that unexpected difficulties may be encountered in integrating the Xenogen business into Caliper and gaining wider commercial adoption of Xenogen’s products, and that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its drug discovery systems and other products. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2006, and further information on the risks faced by Xenogen are detailed under the caption “Risk Factors” in Xenogen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2006. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

Caliper, LabChip and IVIS are registered trademarks, and Caliper Driven, Zephyr, Maestro, Desktop Profiler and ProfilerPro are trademarks of Caliper Life Sciences, Inc.

Contacts:

Thomas Higgins
Chief Financial Officer
508.497.2809

Michele Boudreau, Director
Corporate Communications
650.279.2088

Stacey Holifield
Schwartz Communications
781.684.0770
caliper@schwartz-pr.com

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION
(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Product revenue	$18,501	$15,813	$45,509	$41,394
Service revenue	5,934	3,437	16,366	10,293
License fees and contract revenue	2,091	2,082	11,276	8,380

Total revenue	26,526	21,332	73,151	60,067

Costs and expenses:
Cost of product revenue	12,816	10,517	31,430	28,408
Cost of service revenue	4,155	1,665	9,733	5,070
Cost of license revenue	73	—	73	—
Research and development	8,663	4,259	18,049	12,857
Selling, general and administrative	12,535	8,033	29,940	23,896
Amortization of intangible assets	2,020	897	4,528	2,693
Restructuring charges, net	23	90	97	266

Total costs and expenses	40,285	25,461	93,850	73,190

Operating loss	(13,759)	(4,129)	(20,699)	(13,123)
Interest income, net	99	230	470	698
Other income (expense), net	101	(50)	379	(509)
Benefit (provision) for income taxes	26	97	(197)	(35)

Net loss	$(13,533)	$(3,852)	$(20,047)	$(12,969)

Net loss per share, basic and diluted	$(0.33)	$(0.13)	$(0.56)	$(0.42)
Shares used in computing net loss per common share, basic and diluted	40,939	30,763	36,078	30,602

(1) Stock-based compensation expense included within costs and expenses.
Cost of product revenue	$124	$39	$373	$121
Cost of service revenue	44	3	111	16
Research and development	232	56	723	219
Selling, general and administrative	1,027	241	2,870	814
Total	$1,427	$339	$4,077	$1,170

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2006	December 31, 2005
	(unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$22,334	$8,096
Marketable securities	7,436	23,129
Restricted cash	285	479
Accounts receivable, net	24,686	19,532
Inventories	19,073	11,061
Other current assets	3,946	2,657

Total current assets	77,760	64,954
Property and equipment, net	13,635	12,019
Intangible assets, net	57,144	16,822
Goodwill	82,011	60,866
Other assets	1,432	3,548

Total assets	$231,982	$158,209

Liabilities and stockholders’ equity
Current liabilities	$49,263	$31,204
Loans payable and other long-term obligations	18,775	8,567
Stockholders’ equity	163,944	118,438

Total liabilities and stockholders’ equity	$231,982	$158,209

Note (1)   Derived from audited financial statements for the year ended December 31, 2005.

CALIPER LIFE SCIENCES, INC.
ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Three Months Ended
		September 30, 2006				September 30, 2005
		Reported	Stock-based Compensation	Other Adjustments	Adjusted (1)	Reported	Stock-based Compensation	Other Adjustments	Adjusted (1)

Revenues:
Product revenue	(4)	$18,501	$—	$273	$18,774	$15,813	$—	$—	$15,813
Service revenue		5,934	—	—	5,934	3,437	—	—	3,437
License fees and contract revenue	(4)	2,091	—	555	2,646	2,082	—	—	2,082

Total revenues		26,526	—	828	27,354	21,332	—	—	21,332

Cost and Expenses:
Cost of product revenue	(2), (4)	12,816	(124)	9	12,701	10,517	(39)	—	10,478
Cost of service revenue	(2)	4,155	(44)	—	4,111	1,665	(3)	—	1,662
Cost of license revenue	(4)	73	—	54	127	—	—	—	—
Research and development	(2), (5)	8,663	(232)	(2,898)	5,533	4,259	(56)	—	4,203
Selling, general and administrative	(2)	12,535	(1,027)	—	11,508	8,033	(241)	—	7,792
Amortization of intangible assets	(3)	2,020	—	(2,020)	—	897	—	(897)	—
Restructuring charges	(3)	23	—	(23)	—	90	—	(90)	—

Total costs and expenses		40,285	(1,427)	(4,878)	33,980	25,461	(339)	(987)	24,135

Operating loss		(13,759)	1,427	5,706	(6,626)	(4,129)	339	987	(2,803)
Interest income, net		99	—	—	99	230	—	—	230
Other income (expense), net		101	—	—	101	(50)	—	—	(50)
Benefit (provision) for income taxes		26	—	—	26	97	—	—	97

Net income (loss)		$(13,533)	$1,427	$5,706	$(6,400)	$(3,852)	$339	$987	$(2,526)

Net income (loss) per share — basic and diluted		$(0.33)			$(0.16)	$(0.13)			$(0.08)

Shares used in computing net loss per share — basic and diluted		40,939			40,939	30,763			30,763

(1)             To supplement the financial results presented on a GAAP basis, the Company uses adjusted measures of gross profit margins, costs and expenses, net loss and net loss per share which are non-GAAP financial measures. Caliper’s management uses these adjusted financial measures to gain an understanding of its comparative operating performance, and also in financial and operating decision-making because management believes they better reflect the underlying economics of Caliper’s ongoing business. Comparisons of adjusted financial measures may be more meaningful because operating results presented under GAAP may include, from time to time, items that are not necessarily relevant to understand Caliper’s business. Caliper’s management believes that these adjusted financial measures provide useful information to investors and others in understanding and evaluating Caliper’s current operating performance and future prospects. The adjusted financial measures have limitations, however, because they do not include all items of income and expense that impact Caliper’s operations. The adjusted measures exclude:

a)                Expense associated with the amortization of acquisition-related intangible assets and in-process research and development. This exclusion allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held business activities and with both acquisitive and non-acquisitive peers.

b)               Deferred revenue adjustments recorded in purchase accounting that reduce revenues that would otherwise be recognized on a continuing GAAP basis.

c)                Restructuring expense related reductions in force and costs to discontinue activities including idle capacity costs. The costs largely relate to restructuring activities associated with business combinations and are not indicative of the company’s normal operating costs.

d)               Expense associated with non-cash stock compensation. The Company believes that available valuation methodologies and assumptions may result in estimates that are misleading in the comparison of its financial results to previous periods or to its peers, and do not provide meaningful insight into the Company’s ongoing operations. The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R on January 1, 2006, which requires non-cash stock compensation expense to be recorded when stock options and other stock-related awards vest. The Company is using the Modified-Prospective Transition method in its adoption of SFAS No. 123R and, as such, is not required to restate prior year results for the impact of option expensing.

(2)             Adjustment represents stock-based compensation expense.

(3)             Adjustment represents amortization of intangible assets acquired and restructuring activities related to business combinations.

(4)             Adjustment represents revenues and related costs that were recorded at fair value in accordance with the provisions of SFAS No. 141 and EITF No. 01-03. As a result, these amounts were excluded from the reported results on a GAAP basis, however, due to the fact they relate to purchase accounting, they have been added back on an Adjusted basis.

(5)             Adjustment represents in-process research and development charge related to the Xenogen acquisition.

CALIPER LIFE SCIENCES, INC.
ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Nine Months Ended
		September 30, 2006				September 30, 2005
		Reported	Stock-based Compensation	Other Adjustments	Adjusted (1)	Reported	Stock-based Compensation	Other Adjustments	Adjusted (1)
Revenues:
Product revenue	(4)	$45,509	$—	$273	$45,782	$41,394	$—	$—	$41,394
Service revenue		16,366	—	—	16,366	10,293	—	—	10,293
License fees and contract revenue	(4)	11,276	—	555	11,831	8,380	—	—	8,380

Total revenues		73,151	—	828	73,979	60,067	—	—	60,067

Cost and Expenses:
Cost of product revenue	(2), (4)	31,430	(373)	9	31,066	28,408	(121)	—	28,287
Cost of service revenue	(2)	9,733	(111)	—	9,622	5,070	(16)	—	5,054
Cost of license revenue	(4)	73	—	54	127	—	—	—	—
Research and development	(2), (5)	18,049	(723)	(2,898)	14,428	12,857	(219)	—	12,638
Selling, general and administrative	(2)	29,940	(2,870)	—	27,070	23,896	(814)	—	23,082
Amortization of intangible assets	(3)	4,528	—	(4,528)	—	2,693	—	(2,693)	—
Restructuring charges	(3)	97	—	(97)	—	266	—	(266)	—

Total costs and expenses		93,850	(4,077)	(7,460)	82,313	73,190	(1,170)	(2,959)	69,061

Operating loss		(20,699)	4,077	8,288	(8,334)	(13,123)	1,170	2,959	(8,994)
Interest income, net		470	—	—	470	698	—	—	698
Other income (expense), net		379	—	—	379	(509)	—	—	(509)
Benefit (provision) for income taxes		(197)	—	—	(197)	(35)	—	—	(35)

Net income (loss)		$(20,047)	$4,077	$8,288	$(7,682)	$(12,969)	$1,170	$2,959	$(8,840)

Net income (loss) per share — basic and diluted		$(0.56)			$(0.21)	(0.42			(0.29)

Shares used in computing net loss per share — basic and diluted		36,078			36,078	30,602			30,602

(1)             To supplement the financial results presented on a GAAP basis, the Company uses adjusted measures of gross profit margins, costs and expenses, net loss and net loss per share which are non-GAAP financial measures. Caliper’s management uses these adjusted financial measures to gain an understanding of its comparative operating performance, and also in financial and operating decision-making because management believes they better reflect the underlying economics of Caliper’s ongoing business. Comparisons of adjusted financial measures may be more meaningful because operating results presented under GAAP may include, from time to time, items that are not necessarily relevant to understand Caliper’s business. Caliper’s management believes that these adjusted financial measures provide useful information to investors and others in understanding and evaluating Caliper’s current operating performance and future prospects. The adjusted financial measures have limitations, however, because they do not include all items of income and expense that impact Caliper’s operations. The adjusted measures exclude:

a)                Expense associated with the amortization of acquisition-related intangible assets and in-process research and development. This exclusion allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held business activities and with both acquisitive and non-acquisitive peers.

b)               Deferred revenue adjustments recorded in purchase accounting that reduce revenues that would otherwise be recognized on a continuing GAAP basis.

c)                Restructuring expense related reductions in force and costs to discontinue activities including idle capacity costs. The costs largely relate to restructuring activities associated with business combinations and are not indicative of the company’s normal operating costs.

d)               Expense associated with non-cash stock compensation. The Company believes that available valuation methodologies and assumptions may result in estimates that are misleading in the comparison of its financial results to previous periods or to its peers, and do not provide meaningful insight into the Company’s ongoing operations. The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R on January 1, 2006, which requires non-cash stock compensation expense to be recorded when stock options and other stock-related awards vest. The Company is using the Modified-Prospective Transition method in its adoption of SFAS No. 123R and, as such, is not required to restate prior year results for the impact of option expensing.

(2)             Adjustment represents stock-based compensation expense.

(3)             Adjustment represents amortization of intangible assets acquired and restructuring activities related to business combinations.

(4)             Adjustment represents revenues and related costs that were recorded at fair value in accordance with the provisions of SFAS No. 141 and EITF No. 01-03. As a result, these amounts were excluded from the reported results on a GAAP basis, however, due to the fact they relate to purchase accounting, they have been added back on an Adjusted basis.

(5)             Adjustment represents in-process research and development charge related to the Xenogen acquisition.

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